Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's


August 29, 2002


I consent to the use, of my report dated March 30, 2002, in the amended Form 10KSB, on the financial statements of Cobra Financial Services Inc., dated December 31, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
Clyde Bailey